Exhibit 99.1

Press Release – For Immediate Release

April 20, 2006

Contact:

Penns Woods Bancorp, Inc.

Mr. Ronald A. Walko

President and Chief Executive Officer

115 South Main Street

Jersey Shore, PA  17740

570-322-1111

email-jssb@jssb.com

Penns Woods Bancorp, Inc. Reports First Quarter 2006 Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported net income for the three months ended March 31, 2006 of $2,455,000 compared to $2,715,000 for the same period of 2005, with basic and dilutive earnings per share of $0.62 and $0.68, respectively.  Return on average assets and average equity were 1.72% and 13.24%, respectively, for the three months ended March 31, 2006 as compared to 2.01% and 14.56% for the corresponding period of 2005.

Net income from core operations (“operating earnings”), which excludes net security gains, amounted to $2,086,000 for the three months ended March 31, 2006, or a 9.7% decline when compared to operating earnings of $2,312,000 for the same period of 2005.  Comparatively, earnings in 2006 have been impacted by increased operating costs due in part to the opening of our North Atherton Street branch in State College in May 2005, operational staff additions, and the decline in the net interest margin.  The decline in the net interest margin is due to the continued market interest rate increases initiated by the Federal Open Market Committee.

The net interest margin for the three months ended March 31, 2006 was 4.08%, compared to 4.40% for the corresponding period of 2005.  The decrease in the net interest margin is due primarily to a 76 basis point increase in the cost of interest-bearing liabilities, offset by an increase of 30 basis points in the earning asset yield.

“Strategically during 2005, we began shifting the mix of the investment portfolio from taxable agencies to tax-exempt municipal bonds.  This shift not only has increased the tax equivalent yield on the investment portfolio, but has also provided call protection and aides in reducing our overall effective federal income tax rate,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.

Total assets increased $35,404,000 or 6.5% to $579,397,000 at March 31, 2006.  A continued emphasis on quality loan origination has led to net growth in the loan portfolio of $22,872,000, or 7.1% since March 31, 2005.  The majority of the loan growth has occurred in the commercial real estate portion of the loan portfolio.  The investment portfolio increased $9,325,000 as the tax-exempt segment of the portfolio was expanded to provide call protection for the portfolio and to reduce the interest rate sensitivity in the portfolio.  In addition, a significant investment in the construction of low-income housing units was undertaken during the third quarter of 2005 and into the first quarter of 2006 as part of the company’s strategic commitment to the communities where it provides banking services.

“During the first quarter several strategic initiatives that will extend our service capabilities to both our current and prospective customers were begun.  We broke ground and began construction on our newest office in Montoursville, which is anticipated to open by late summer of 2006.  We also began the development of more comprehensive cash management and merchant card service and product lines, which are supported by a dedicated electronic banking team.  We have also recently launched a new home equity line of credit product that has been well received.  It was developed to meet our customers needs.” stated Mr. Walko.

Shareholders’ equity increased $1,904,000 to $73,815,000 at March 31, 2006 as earnings outpaced cash dividends to shareholders, treasury stock purchases, and a decline in accumulated other comprehensive income of $581,000.  The decrease in accumulated comprehensive income is the result of a temporary decline in market value, or net unrealized gains, of the investment portfolio at March 31, 2006 as compared to March 31, 2005.  The current level of shareholders’ equity equates to a book value per share of $18.73 as compared to $18.04 at March 31, 2005.  During the three months ended March 31, 2006 a dividend of $0.42 per share was paid to shareholders.  The dividend represented an 11% increase over the regular dividend paid during the comparable period of 2005 and an increase of $0.01 over the fourth quarter 2005 dividend.  “Our objective continues to be the maintenance of an acceptable return on investment for our shareholders.  Presently, by providing a cash dividend that results in a return that has consistently exceeded four percent is one way that we strive to meet that objective.  Our continued strong earnings performance to date has made this possible,” commented Mr. Walko.  The range of closing prices for Penns Woods Bancorp, Inc. “PWOD” stock was between $37.75 and $38.75 during the three months ended March 31, 2006.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates twelve branch offices providing financial services in Lycoming, Clinton, and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by PWOD, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on PWOD’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of PWOD’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are other than statements of historical fact.  PWOD cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of PWOD herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on PWOD’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the company’s website at www.jssb.com.

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31,
(In Thousands, Except Share Data)	2006	2005	% Change

ASSETS:
Noninterest-bearing balances	$14,858	$17,314	-14.2%
Interest-bearing deposits in other financial institutions	24	30	-20.0%
Total cash and cash equivalents	14,882	17,344	-14.2%

Investment securities, available for sale, at fair value	187,425	178,071	5.3%
Investment securities held to maturity (fair value of $284 and $307)	280	309	-9.4%
Loans held for sale	2,925	2,575	13.6%
Loans	346,012	323,140	7.1%
Less: Allowance for loan losses	3,834	3,399	12.8%
Loans, net	342,178	319,741	7.0%
Premises and equipment, net	6,531	5,588	16.9%
Accrued interest receivable	2,610	2,208	18.2%
Bank-owned life insurance	10,806	11,070	-2.4%
Investment in limited partnerships	4,960	492	908.1%
Goodwill	3,032	3,032	0.0%
Other assets	3,768	3,563	5.8%
TOTAL ASSETS	$579,397	$543,993	6.5%

LIABILITIES:
Interest-bearing deposits	$293,317	$281,593	4.2%
Noninterest-bearing deposits	74,329	72,708	2.2%
Total deposits	367,646	354,301	3.8%

Short-term borrowings	49,394	37,262	32.6%
Long-term borrowings, Federal Home Loan Bank (FHLB)	82,878	74,478	11.3%
Accrued interest payable	1,096	862	27.1%
Other liabilities	4,568	5,179	-11.8%
TOTAL LIABILITIES	505,582	472,082	7.1%

SHAREHOLDERS’ EQUITY:
Common stock, par value $8.33, 10,000,000 shares authorized; 4,002,159 and 3,998,615 shares issued	33,351	33,322	0.1%
Additional paid-in capital	17,772	17,707	0.4%
Retained earnings	23,727	19,481	21.8%
Accumulated other comprehensive income	1,266	1,847	-31.5%
Less: Treasury stock at cost, 60,372 and 12,372 shares	(2,301)	(446)	415.9%
TOTAL SHAREHOLDERS’ EQUITY	73,815	71,911	2.6%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$579,397	$543,993	6.5%

Share data has been adjusted for a 6 for 5 stock split that occurred in the fourth quarter of 2005.

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended
	March 31,
(In Thousands, Except Per Share Data)	2006	2005	% Change

INTEREST AND DIVIDEND INCOME:
Loans including fees	$5,809	$5,284	9.9%
Investment Securities:
Taxable	923	1,264	-27.0%
Tax-exempt	989	589	67.9%
Dividend	301	298	1.0%
TOTAL INTEREST AND DIVIDEND INCOME	8,022	7,435	7.9%

INTEREST EXPENSE:
Deposits	1,837	1,194	53.9%
Short-term borrowings	406	202	101.0%
Long-term borrowings	946	853	10.9%
TOTAL INTEREST EXPENSE	3,189	2,249	41.8%

NET INTEREST INCOME	4,833	5,186	-6.8%

PROVISION FOR LOAN LOSSES	198	180	10.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,635	5,006	-7.4%

NON-INTEREST INCOME:
Deposit service charges	590	455	29.7%
Securities gains, net	559	611	-8.5%
Bank-owned life insurance	88	94	-6.4%
Gain on sale of loans	150	190	-21.1%
Insurance commissions	560	643	-12.9%
Other operating income	390	314	24.2%
TOTAL NON-INTEREST INCOME	2,337	2,307	1.3%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,232	1,994	11.9%
Occupancy expense, net	243	291	-16.5%
Furniture and equipment expense	297	221	34.4%
Pennsylvania shares tax expense	145	139	4.3%
Other expenses	1,034	950	8.8%
TOTAL NON-INTEREST EXPENSE	3,951	3,595	9.9%

INCOME BEFORE INCOME TAX PROVISION	3,021	3,718	-18.7%
INCOME TAX PROVISION	566	1,003	-43.6%
NET INCOME	$2,455	$2,715	-9.6%

EARNINGS PER SHARE - BASIC	$0.62	$0.68	-8.8%
EARNINGS PER SHARE - DILUTED	$0.62	$0.68	-8.8%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,934,915	3,973,526	-1.0%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,935,400	3,976,106	-1.0%
DIVIDENDS PER SHARE	$0.42	$0.38	10.5%

Share data has been adjusted for a 6 for 5 stock split that occurred in the fourth quarter of 2005.

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	March 31, 2006			March 31, 2005
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,163	$127	6.31%	$1,421	$21	5.99%
All other loans	334,985	5,725	6.93%	325,426	5,270	6.57%
Total loans	343,148	5,852	6.92%	326,847	5,291	6.57%

Taxable securities	97,648	1,224	5.01%	128,284	1,562	4.87%
Tax-exempt securities	91,150	1,498	6.58%	48,279	892	7.39%
Total securities	188,798	2,722	5.77%	176,563	2,454	5.56%

Total interest-earning assets	531,946	8,574	6.51%	503,410	7,745	6.21%

Other assets	37,576			37,715

TOTAL ASSETS:	$569,522			$541,125

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$62,715	120	0.78%	$66,930	131	0.79%
Super Now deposits	48,163	150	1.26%	53,505	107	0.81%
Money Market deposits	25,124	115	1.86%	32,560	91	1.13%
Time deposits	159,994	1,452	3.68%	128,968	865	2.72%
Total Deposits	295,996	1,837	2.52%	281,963	1,194	1.72%

Short-term borrowings	41,152	406	4.00%	36,398	202	2.25%
Long-term borrowings	84,336	946	4.55%	75,754	853	4.57%
Total borrowings	125,488	1,352	4.37%	112,152	1,055	3.82%

Total interest-bearing liabilities	421,484	3,189	3.07%	394,115	2,249	2.31%

Demand deposits	68,447			68,205
Other liabilities	5,416			4,200
Shareholders’ equity	74,175			74,605

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$569,522			$541,125
Interest rate spread			3.44%			3.90%
Net interest income/margin		$5,385	4.08%		$5,496	4.40%

	For the Three Months Ended
	March 31,
	2006	2005

Total interest income	$8,022	$7,435
Total interest expense	3,189	2,249
Net interest income	4,833	5,186
Tax equivalent adjustment	552	310
Net interest income (fully taxable equivalent)	$5,385	$5,496

Quarter Ended

(Dollars in Thousands, Except Per Share Data)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Operating Data

Net income	$2,455	$2,478	$2,948	$2,760	$2,715
Net interest income	4,833	5,024	5,115	5,197	5,186
Provision for loan losses	198	180	180	180	180
Net security gains	559	336	556	687	611
Non-interest income, excluding net security gains	1,778	1,766	1,991	1,788	1,696
Non-interest expense	3,951	3,876	3,788	3,849	3,595

Performance Statistics

Net interest margin	4.08%	4.22%	4.29%	4.40%	4.40%
Annualized return on average assets	1.72%	1.75%	2.12%	2.03%	2.01%
Annualized return on average equity	13.24%	13.31%	16.54%	14.81%	14.56%
Annualized net loan charge-offs to avg loans	0.05%	-0.01%	0.22%	0.11%	0.15%
Net charge-offs (recoveries)	43	(7)	180	87	119
Efficiency ratio	59.8	57.3	53.5	55.4	52.4

Per Share Data

Basic earnings per share	$0.62	$0.63	$0.74	$0.70	$0.68
Diluted earnings per share	0.62	0.62	0.74	0.70	0.68
Dividend declared per share	0.42	0.41	0.39	0.38	0.38
Book value	18.73	18.59	18.69	19.02	18.04
Common stock price:
High	38.75	39.76	38.30	41.58	41.67
Low	37.75	36.67	36.76	37.08	38.58
Close	37.95	38.87	37.50	38.18	40.84
Weighted average common shares:
Basic	3,935	3,965	3,973	3,974	3,973
Fully Diluted	3,935	3,966	3,974	3,977	3,976
End-of-period common shares:
Issued	4,002	4,002	3,998	3,998	3,999
Treasury	60	26	16	12	12

(Dollars in Thousands, Except Per Share Data)	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005

Financial Condition Data:
General
Total assets	$579,397	$568,668	$570,419	$573,593	$543,993
Loans, net	342,178	334,759	327,159	324,378	319,741
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	367,646	352,529	363,190	382,274	354,301
Noninterest-bearing	74,329	71,379	72,053	72,087	72,708

Savings	64,260	61,906	67,858	70,073	69,097
NOW	50,957	48,678	49,064	54,977	51,831
Money Market	24,658	24,446	26,757	29,745	31,310
Time Deposits	153,442	146,120	147,458	155,392	129,355
Total interest-bearing deposits	293,317	281,150	291,137	310,187	281,593

Core deposits*	214,204	206,409	215,732	226,882	224,946
Shareholders’ equity	73,815	73,919	74,490	75,795	71,911

Asset Quality

Non-performing assets	$766	$602	$1,056	$1,721	$1,343
Non-performing assets to total assets	0.13%	0.11%	0.19%	0.30%	0.25%
Allowance for loan losses	3,834	3,679	3,492	3,492	3,399
Allowance for loan losses to total loans	1.11%	1.09%	1.06%	1.07%	1.05%
Allowance for loan losses to non-performing loans	500.52%	611.13%	330.68%	202.91%	253.09%
Non-performing loans to total loans	0.22%	0.18%	0.32%	0.52%	0.42%

Capitalization

Shareholders’ equity to total assets	12.74%	13.00%	13.06%	13.21%	13.22%

* Core deposits are defined as total deposits less time deposits